UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 23, 2008

(Date of earliest event reported)

The Eastern Company

(Exact name of Registrant as specified in its charter)

Connecticut	0-599	06-0330020
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

112 Bridge Street, Naugatuck, Connecticut	06770
(Address of principal executive offices)	(Zip Code)

(203) 729-2255

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4( c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 – Entry Into A Material Definitive Agreement

On June 23, 2008, the Board of Directors of The Eastern Company (the "Company"), voted to adopt a new Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as rights agent (the "2008 Rights Agreement"). For a description of the 2008 Rights Agreement, please refer to Item 3.03 of this Current Report on Form 8-K.

Section 3 – Securities and Trading Markets

Item 3.03 – Material Modification to Rights of Security Holders

On June 23, 2008, the Board of Directors of the Company voted to adopt the 2008 Rights Agreement between the Company and American Stock Transfer & Trust Company, LLC, as rights agent. Pursuant to the 2008 Rights Agreement, the Company declared a dividend distribution of one right for each share of the Company's common stock, no par value, (the "Common Stock"), payable on July 23, 2008 to shareholders of record on July 3, 2008 (the "Record Date"), and authorized the issuance of one right for each share of Common Stock that becomes outstanding between the Record Date and the Distribution Date (as defined in the 2008 Rights Agreement), and under certain circumstances thereafter. The new Rights are redeemable under certain circumstances at $.01 per Right, and will expire on July 23, 2018 subject to extension or earlier redemption.

For additional information concerning the 2008 Rights Agreement, please refer to the “Summary of Rights to Purchase Common Shares” attached as Exhibit 4.

Section 7 – Regulation FD

Item 7.01 – Regulation FD Disclosure

On June 23, 2008, the Company issued a press release concerning the vote by the Board of Directors to adopt the 2008 Rights Agreement. A copy of the press release dated June 23, 2008 is attached hereto.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

4	Press Release dated June 23, 2008 together with attached Letter to Shareholders dated June 23, 2008 and Summary of Rights to Purchase Common Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EASTERN COMPANY

By /s/Leonard F. Leganza

Leonard F. Leganza

Chairman, President and Chief Executive Officer

Date: June 23, 2008

EXHIBIT INDEX

Exhibit No.	Description

4	Press Release dated June 23, 2008 together with attached Letter to Shareholders dated June 23, 2008 and Summary of Rights to Purchase Common Shares.